Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [__], 2026, by and among Spider Digital Technology Group, a Cayman Islands exempted company limited by shares (“PubCo”) and the shareholder of PubCo listed on the signature pages hereto (the “Shareholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Shareholder owns certain equity interests in PubCo pursuant to the terms of the Business Combination Agreement.

WHEREAS, on the date hereof, PubCo consummated the transactions contemplated by that certain Business Combination Agreement, dated as of October 30, 2026 (as amended, the “Business Combination Agreement”), entered into by and among PubCo, Starlink AI Acquisition Corporation, a Cayman Islands exempted company limited by shares (the “Acquiror”), Spider Digital Merger Ltd, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub I”), StarLink AI Merger Ltd, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub II”) and Spider Digital Technology Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub I merged with and into the Company (the “First Merger”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo, and each Company Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time being cancelled and converted into the right to receive such number of newly issued PubCo Ordinary Shares as determined in accordance with the Business Combination Agreement, and (b) no later than one (1) Business Day after the First Closing, Merger Sub II merged with and into Acquiror (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquiror being the surviving entity and becoming a wholly-owned Subsidiary of PubCo, and the outstanding securities of Acquiror immediately prior to the Second Merger Effective Time being cancelled and converted into the right to receive securities of PubCo (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

WHEREAS, in connection with the Transactions, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of certain equity interests in PubCo acquired by the Shareholder pursuant to the terms of the Business Combination Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of PubCo, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to fifty percent (50%) of the aggregate number of PubCo Ordinary Shares (the “PubCo Shares”) and any rights, options, warrants or other securities convertible into or exercisable or exchangeable for any PubCo Shares (the “PubCo Share Convertible Securities”), in each case held by it immediately after Second Merger Effective Time, as well as any PubCo Shares issuable upon the exercise of any such PubCo Share Convertible Securities (calculated, for this purpose, as if all such PubCo Share Convertible Securities had been exercised) (collectively, the “Subject Securities”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Subject Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for the period (the “Lock-Up Period”) commencing on the closing of the Transactions contemplated by the Business Combination Agreement with respect to the Second Merger (the “Second Closing”) and until the earlier of (i) the date that is six (6) months after the Second Closing, or (ii) the date on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that would result in a change of control in the PubCo and all of PubCo’s shareholders having the right to exchange their PubCo Shares or other equity securities of PubCo for cash, securities or other property. Notwithstanding the foregoing, the Subject Securities shall be released from the foregoing restrictions upon the date on which the volume-weighted average price of the PubCo Shares equals or exceeds US$12.00 per share (as may be equitably adjusted for any share split, share dividend, combination, recapitalization or similar transaction) for any twenty (20) trading days within any thirty (30) consecutive trading-day period, in each case commencing no earlier than one hundred fifty (150) days after the Second Closing.

Without limiting the generality of Section 1, during the Lock-Up Period, the Shareholder shall not, directly or indirectly, (a) pledge, hypothecate, or grant any security interest in any Subject Securities to any person (including in connection with any margin loan or similar financing arrangement), (b) enter into any prepaid variable forward contract, equity swap, collar, or other derivative transaction with respect to any Subject Securities, or (c) write or purchase any put or call option or enter into any other hedging or monetization transaction with respect to any Subject Securities. Any violation of this paragraph shall be deemed a Transfer in violation of Section 1.

2.	The restrictions set forth in Section 1 shall not apply to:

(i)	if the Shareholder is not an individual, in the case of an entity, Transfers to a shareholder, partner, member or direct or indirect affiliate (within the meaning set forth in Rule 405 under Securities Act) of the Shareholder;

(ii)	if the Shareholder is an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is the Shareholder or a member of the Shareholder’s immediate family, or to a charitable organization;

(iii)	if the Shareholder is an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	if the Shareholder is an individual, Transfers pursuant to a qualified domestic relations order;

(v)	if the Shareholder is an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)	Transfers pursuant to transactions relating to the PubCo Shares or other securities convertible into or exercisable or exchangeable for the PubCo Shares acquired in open market transactions after the Second Closing;

(vii)	Transfers to PubCo pursuant to any contractual arrangement in effect at the Second Closing that provides for the repurchase by Acquiror or the Company or forfeiture of the Shareholder’s shares in Acquiror or the Company or other securities convertible into or exercisable or exchangeable for shares in Acquiror or the Company in connection with the termination of the Shareholder’s service to Acquiror or the Company;

(viii)	Transfers pursuant to transactions in the event of completion of a liquidation, merger, stock exchange or other similar transactions which results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property; and

(ix)	Transfers pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties thereto, and such change prevents the Transactions from qualifying for the Intended Tax Treatment (and the Transactions do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes);

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this Section 2, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended. The Shareholder shall provide prior written notice to PubCo and the Acquiror of any Transfer made pursuant to the foregoing exceptions at least five (5) Business Days prior to such Transfer, and any Transfer in violation of this Agreement shall be void and of no effect.

3. The Shareholder hereby represents and warrants that such Shareholder has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents necessary in connection with enforcement hereof, provided that the terms of any such additional document shall not impose any additional restrictions or obligations on the Shareholder. Any obligations of the Shareholder shall be binding upon the successors and assigns of the Shareholder from and after the date hereof. The Shareholder further represents and warrants that, when the Subject Securities are issued to the Shareholder, the Shareholder will have, and, except as contemplated by Sections 1 and 2 above, will retain for the duration of the Lock-Up Period good and marketable title to its Subject Securities, free and clear of all liens, encumbrances, and claims whatsoever (other than arising or as expressly permitted under this Agreement or under applicable securities laws).

4. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all of the parties (including, for the avoidance of doubt, PubCo); and no waiver of, or consent to departure from, any provision of this Agreement shall be effective unless in writing and signed by PubCo.

5. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Shareholder and each of its respective successors, heirs and assigns and permitted transferees.

6. The Shareholder hereby authorizes PubCo to cause its transfer agent to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, the Subject Securities for which the Shareholder is the record holder, and, in the case of Subject Securities for which the Shareholder is the beneficial but not the record holder, the Shareholder agrees to cause the record holder of such Subject Securities to cause the transfer agent to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, such Subject Securities, in each case to the extent consistent with and for the period of the restrictions on transfer contemplated by this Agreement. PubCo shall cause each certificate (or book-entry position) representing any Subject Securities to be stamped or otherwise imprinted with a legend in substantially the following form: “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE ISSUER.”

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Section 12.16(a) of the Business Combination Agreement (Jurisdiction; Waiver of Jury Trial) shall apply mutatis mutandis hereunder.

8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof, and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity, including injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case without the necessity of proving actual damages or posting any bond or other security.

10. This Agreement shall terminate upon expiration of the Lock-Up Period.

11. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

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Shareholder

JKapital Ltd.

By:
Name:	Gus Liu
Title:	Director

Address: c/o Starlink AI Acquisition Corporation, 605 W 42nd Street, New York, NY 10036

Spiderpool Technology Ltd

By:
Name:	Chen Hua
Title:	Director

Address: Aperia Tower 1 #13-08 Singapore, 339509

Chen Hua

Li Xiaoyu

[●]

[Signature Page to Lock-up Agreement]

PubCo

SPIDER DIGITAL TECHNOLOGY GROUP

By:
Name:	Chen Hua
Title:	Director

Address: Aperia Tower 1 #13-08 Singapore, 339509

[Signature Page to Lock-up Agreement]